                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP No. 526055AC2
                                                                      $1,000,000
No. C-01
                   10-1/2% Senior Subordinated Notes Due 2006


                  LENFEST COMMUNICATIONS, INC., a Delaware corporation, promises to pay to SALOMON BROTHERS INC, or registered assigns, the principal sum of ONE MILLION Dollars on June 15, 2006.


                  Interest Payment Dates: June 15 and December 15, commencing December 15, 1996.

                  Record Dates:  June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.




                                    LENFEST COMMUNICATIONS, INC.

                                      by

                                             -----------------------------
                                               Executive Vice President



                                             -----------------------------
                                                    Vice President


TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION                   Dated:

THE BANK OF NEW YORK,
   as Trustee, certifies
   that this is one of
   the Securities referred
   to in the Indenture.

         by
             -----------------------------
                 Authorized Signatory

                                10-1/2% Senior Subordinated Note Due 2006

1.  Interest

                  Lenfest Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Special Interest

                  The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of June 20, 1996, among the Company and the Initial Purchasers (the "Registration Agreement").

                  In the event that either (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective prior to the 120th day following the Issue Date or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Securities is not declared effective on or prior to the 150th day following the Issue Date, interest will accrue (in addition to stated interest on the Notes) from and including the next day following each of (a) such 45-day period in the case of clause (i) above and (b) such 120-day period in the case of clause (ii) above and (c) such 150-day period in the case of clause (iii) above. In each case such additional interest (the "Special Interest") will be payable in cash semiannually in arrears each June 15 and December 15 commencing December 15, 1996, at a rate per annum equal to 0.50% of the principal amount of the Securities. The aggregate amount of Special Interest payable pursuant to the above provisions will in no event exceed 1.50% per annum of the principal amount of the Securities. Upon (x) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, the Special Interest payable on the Securities from the date of such filing, effectiveness or consummation, as the case may be, will cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (x), (y) or (z) shall be paid to the holders of the Securities promptly thereafter. Following the occurrence of
(x), (y) or (z) above, the terms of the Securities shall revert to the original terms set forth above.

                  In the event that a Shelf Registration Statement is declared effective pursuant to the immediately preceding paragraph, if the Company fails to keep such Registration Statement continuously effective for the period required by the Registration Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the Closing or (iii) the date as of which all of the Securities are sold pursuant to the Shelf Registration Statement, Special Interest shall accrue at a rate per annum equal to 0.50% of the principal amount of the Securities (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable in cash semiannually in arrears each June 15 and December 15, commencing December 15, 1996.


3.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.

Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


4.  Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


5.  Indenture

                  The Company issued the Securities under an Indenture dated as of June 15, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $300,000,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including the incurrence of Indebtedness and Liens, the payment of dividends on and retirements of the Capital Stock of the Company and the Restricted Subsidiaries, the sale of assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.


6.  Put Provisions

                  Upon a Change of Control Triggering Event, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase.


7.  Subordination

                  The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


8.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, minimum denominations of $100,000)and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities for a period of 15 Business Days before the mailing of a notice of an offer to repurchase Securities or 15 Business Days before an interest payment date.


9.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


10.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


11.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


12.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


13.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company or the Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company and any Restricted Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


14.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


15.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


16.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


17.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  Holders' Compliance with Registration Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the

Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


- -------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________


- -------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      / /      to the Company; or

         (2)      / /      pursuant to an effective registration
                           statement under the Securities Act of 1933;
                           or

         (3)      / /      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (4)      / /      outside the United States in an offshore
                           transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5)      / /      pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                                   --------------------------
                                                           Signature

Signature Guarantee:

- -----------------------------                      --------------------------
Signature must be guaranteed                               Signature

- -----------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                      ______________________________
                                             NOTICE:  To be executed by
                                                      an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security
purchased by the Company pursuant to Section 3.08 of the
Indenture, check the box:
                                                     /    /

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 of the Indenture, state the amount in principal amount: $



Date: ______________________    Your Signature:



                                               _____________________________
                                               (Sign exactly as your
                                                name appears on the other
                                                side of this Security.)


Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)